Exhibit 10.3

GOVERNANCE AGREEMENT

DATED AS OF NOVEMBER 22, 2022

AMONG

BROAD STREET REALTY, INC.,

CF FLYER PE INVESTOR LLC

AND

THE OTHER PARTIES HERETO

TABLE OF CONTENTS

Page

Article I INTRODUCTORY MATTERS		1
1.1	Defined Terms	1
1.2	Construction	4
Article II CORPORATE GOVERNANCE MATTERS		4
2.1	Fortress Director on the Board	4
2.2	Committee Representation	6
2.3	Board Observer Rights	7
2.4	Other Requirements	7
2.5	Voting Agreement	7
Article III RESERVED		7
Article IV ADDITIONAL COVENANTS		7
4.1	Reserved.	7
4.2	Ownership Limits	7
4.3	Reserved	8
4.4	Outside Activities of Broad Street	8
4.5	Jacoby Guarantees	8
4.6	Section 16 Matters	8
Article V GENERAL PROVISIONS		9
5.1	Termination	9
5.2	Notices	9
5.3	Amendment	10
5.4	Acknowledgement	10
5.5	Waivers	10
5.6	Further Assurances	11
5.7	Successors and Assigns	11
5.8	Third Parties	11
5.9	Governing Law	11
5.10	Jurisdiction	11
5.11	Waiver of Jury Trial	11
5.12	Specific Performance	12
5.13	Entire Agreement	12
5.14	Severability	12
5.15	Table of Contents, Headings and Captions	12
5.16	Counterparts	12
5.17	No Recourse	12

i

GOVERNANCE AGREEMENT

This GOVERNANCE AGREEMENT is entered into as of November 22, 2022 (the “Closing Date”) by and among Broad Street Realty, Inc., a Delaware corporation (“Broad Street”), CF Flyer PE Investor LLC, a Delaware limited liability company (“Fortress”), and, solely for purposes of Section 2.5 and Section 4.5, each of the Insider Stockholders (defined herein), as applicable.

WHEREAS, concurrently with execution of this Agreement, Fortress is making an $80 million preferred equity investment into Broad Street Eagles JV LLC, a Delaware limited liability company (“New Sub OP”), a newly formed joint venture between Broad Street Operating Partnership, LP, a Delaware limited partnership (the “Operating Partnership”), and Fortress, pursuant to that certain Preferred Equity Investment Agreement (as amended, modified or otherwise supplemented from time to time, the “Preferred Equity Investment Agreement”), dated as of the date hereof, by and among the Operating Partnership, New Sub OP and Fortress (the “Preferred Equity Investment”); and

WHEREAS, in connection with the Preferred Equity Investment, Broad Street and Fortress wish to set forth certain understandings between them, including with respect to certain governance matters.

NOW, THEREFORE, the parties agree as follows:

Article I
INTRODUCTORY MATTERS

1.1 Defined Terms. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Joint Venture Agreement. In addition to the terms defined elsewhere herein, the following terms have the following meanings when used herein with initial capital letters:

“Affiliate” means, with respect to any Person, (a) any other Person who Controls, is Controlled by or is under common Control with such Person, (b) any director or executive officer (as defined in Rule 3b-7 under the Exchange Act) of such Person or any Person specified in clause (a) above, or (c) any other Person in which such Person has a fifty percent (50%) or more beneficial interest or as to which such Person serves as a managing member, manager general partner, trustee or in a similar fiduciary or management capacity.

“Agreement” means this Governance Agreement, as the same may be amended, supplemented, restated or otherwise modified from time to time in accordance with the terms hereof.

“Approve,” “Approved” or “Approval” means the prior written approval of Fortress in connection with any action that requires consent or approval of Fortress pursuant to the express terms of this Agreement.

“Beneficially Own” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

“Board” means the board of directors of Broad Street.

“Broad Street” has the meaning set forth in the Preamble.

“Broad Street Party” means Broad Street and any of its direct or indirect Subsidiaries.

“Business Day” means a day other than a Saturday, Sunday, federal or New York State holiday or other day on which commercial banks in New York City are authorized or required by law to close.

“Bylaws” means the bylaws of Broad Street.

“Charter” means the charter of Broad Street.

“Closing Date” has the meaning set forth in the Preamble.

“Common Stock” means the common stock, $0.01 par value per share, of Broad Street.

“Control” (including its correlative meanings, “Controlled by” and “under common Control with”) means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise) of a Person.

“Director” means any director of Broad Street.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as the same may be amended from time to time.

“Fortress” has the meaning set forth in the Preamble.

“Fortress Director” means, as of the Closing Date, Noah Shore or, upon appointment to the Board, any Replacement Fortress Director, as applicable.

“Governance Rights Period” has the meaning set forth in Section 2.1(b).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Insider Stockholder” means Michael Jacoby or Thomas Yockey.

“Investor Party” means Fortress and each Affiliate of Fortress.

“Joint Venture Agreement” means the Amended and Restated Limited Liability Company Agreement of New Sub OP, dated as of the date hereof, by and between Fortress and the Operating Partnership, as amended, modified or otherwise supplemented from time to time.

“Law” means any statute, law, regulation, ordinance, rule, injunction, order, decree, governmental approval, directive, requirement, or other governmental restriction or any similar form of decision of, or determination by, or any interpretation or administration of any of the foregoing by, any Governmental Authority.

“New Sub OP” has the meaning set forth in the Recitals.

“Observer” has the meaning set forth in Section 2.3.

“OP Units” means the units of limited partnership interests in the Operating Partnership.

“Operating Partnership” has the meaning set forth in the Recitals.

“Operating Partnership Agreement” means the Agreement of Limited Partnership of the Operating Partnership, dated May 21, 2019, as amended, modified or otherwise supplemented from time to time.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or other form of business organization, whether or not regarded as a legal entity under applicable Law, or any Governmental Authority or any department, agency or political subdivision thereof.

“Preferred Equity Investment” has the meaning set forth in the Recitals.

“Preferred Equity Investment Agreement” has the meaning set forth in the Recitals.

“Replacement Fortress Director” has the meaning set forth in Section 2.1(d).

“SEC” means the U.S. Securities and Exchange Commission.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which: (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, representatives or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof; or (b) if a limited liability company, partnership, association or other business entity, a majority of the total voting power of stock (or equivalent ownership interest) of the limited liability company, partnership, association or other business entity is at the time owned or Controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or Control the managing member, managing director or other governing body or general partner of such limited liability company, partnership, association or other business entity.

“Total Number of Directors” means the total number of Directors comprising the Board.

“Voting Security” means (a) with respect to any corporation, capital stock of the corporation having general voting power under ordinary circumstances to elect directors of such corporation (irrespective of whether at the time stock of any other class or classes shall have or might have special voting power or rights by reason of the happening of any contingency), (b) with respect to any partnership, any partnership interest or other ownership interest having general voting power to elect the general partner or other management of the partnership or other Person, and (c) with respect to any limited liability company, membership certificates or interests having general voting power under ordinary circumstances to elect managers of such limited liability company.

1.2 Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party. Unless the context otherwise requires: (a) “or” is disjunctive but not exclusive, (b) words in the singular include the plural, and in the plural include the singular, (c) the words “hereof,” “herein,” and “hereunder” and words of similar import when used in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement, and section references are to this Agreement unless otherwise specified and (d) the term “including” is not limiting and means “including without limitation.”

Article II
CORPORATE GOVERNANCE MATTERS

2.1 Fortress Director on the Board.

(a) On the Closing Date, the Board shall take (or shall have taken) all action necessary and appropriate to cause Noah Shore to be appointed as the initial Fortress Director to the Board.

(b) Following the Closing Date, and for so long as either (i) any Preferred Equity Investment is outstanding or (ii) the Investor Parties hold five percent (5%) or more of the issued and outstanding Common Stock (assuming all securities held by the Investor Parties that are convertible or exchangeable into shares of Common Stock have been so converted or exchanged) (such period of time, the “Governance Rights Period”), subject to the other provisions of this Agreement, at each annual or special meeting of the stockholders of Broad Street at which Directors are to be elected to the Board, Broad Street will nominate and use its reasonable best efforts to solicit proxies for the Fortress Director to be elected or re-elected (as applicable) to the Board in a manner no less rigorous in all material respects than the manner in which Broad Street supports the nomination of its other nominees for election.

(c) Fortress shall timely provide Broad Street with such information regarding the Fortress Director as shall be reasonably requested by the Board or any committee thereof and which is required to be or customarily disclosed for Directors, candidates for Directors and their Affiliates in a proxy statement or other filings under applicable Law or stock exchange rules or listing standards, or required or advisable to be used to assess the eligibility of Directors and candidates under applicable Law, Broad Street’s generally applicable governance policies or stock exchange rules or listing standards. All such requests shall be reasonably consistent in scope and timing with requests made with respect to Broad Street’s other Directors.

(d) During the Governance Rights Period, in the event of the death, disability, resignation or removal of a Fortress Director, any individual nominated by or at the direction of the Board or any duly authorized committee thereof to fill such vacancy shall be, and Broad Street shall use its reasonable best efforts to cause such vacancy to be, filled, as soon as possible, by a new Fortress Director identified by Fortress (such Person, the “Replacement Fortress Director”), and Broad Street shall take or cause to be taken, to the fullest extent permitted by Law, at any time and from time to time, all actions necessary to accomplish the same. Notwithstanding the foregoing, neither Broad Street nor the Board shall be under any obligation to appoint any Person (including any Replacement Fortress Director) in the event of the failure of any Fortress Director to be elected or re-elected (as applicable) to the Board at any annual or special meeting of the stockholders of Broad Street at which such Fortress Director stood for election but was nevertheless not elected; provided that, in the event any Fortress Director is not elected or re-elected (as applicable) to the Board, Fortress will have the right to propose a different Person to join the Board, in which case the Board shall promptly appoint such Person as a Fortress Director until the next annual meeting of Broad Street’s stockholders. The failure of the stockholders of Broad Street to elect any Person (including any Fortress Director) to the Board shall not affect the obligation of Broad Street to nominate the Fortress Director for election pursuant to Section 2.1(b) in any future election of Directors. Neither Broad Street nor the Board will remove the Fortress Director during the Governance Rights Period without the Approval of Fortress.

(e) Broad Street will at all times provide the Fortress Director (in his or her capacity as a Director) with the same rights to indemnification, exculpation, insurance and other similar benefits and protections that it provides to its other Directors (other than the Chairman of the Board); provided, however, that the Fortress Director shall not receive any compensation from Broad Street or its Affiliates in his or her capacity as a Director.

(f) The Board will not form or utilize committees or company policies for the purpose of discriminating against any Fortress Director, including in order to limit participation in substantive deliberations of the Board, except that the Board may utilize committees to limit the participation of a Fortress Director to the extent a majority of the members of the Board (excluding the Fortress Director) reasonably determine in good faith (based on advice from outside counsel) that doing so is reasonably necessary to address a conflict of interest and such action is not intended to circumvent the provisions of this Agreement.

(g) Fortress shall only designate an individual to be the Fortress Director (i) who Fortress believes in good faith has the requisite skill and experience to serve as a director of a publicly traded company, (ii) who is not prohibited from or disqualified from serving as a director of Broad Street pursuant to any applicable Law or any rule or regulation of the SEC or any national securities exchange or over-the-counter market on which the Common Stock is traded or quoted, and (iii) with respect to whom no event required to be disclosed pursuant to Item 401(f) of Regulation S-K under the Exchange Act has occurred. Notwithstanding anything to the contrary contained herein, neither Broad Street nor the Board shall be under any obligation to nominate or appoint to the Board, or solicit votes for, any Person in the event that the Board reasonably determines in good faith (after consultation with outside counsel) that such Person fails to meet the criteria set forth in the immediately preceding sentence. In the event that the Board reasonably objects to the nomination, election or appointment of an individual as the Fortress Director pursuant to this Section 2.1(g), Fortress will be permitted to designate a Replacement Fortress Director (which Replacement Fortress Director will also be subject to the requirements of this Section 2.1(g)).

(h) Upon the expiration of the Governance Rights Period, Fortress shall promptly cause the Fortress Director to tender his or her resignation from the Board and any committees of the Board. In addition, Fortress shall cause the Fortress Director to resign from the Board and any committees of the Board if such Fortress Director, as determined reasonably by the Board in good faith after consultation with outside legal counsel, (i) is prohibited or disqualified from serving as a director of Board Street or a member of any such committees pursuant to any applicable Law or any rule or regulation of any national securities exchange or over-the-counter market on which the Common Stock is traded or quoted, (ii) has engaged in acts or omissions constituting a breach of the Fortress Director’s duty of loyalty to Broad Street and its stockholders, (iii) has engaged in acts or omissions that involve intentional misconduct or an intentional violation of Law and that are felonies, violations of Law involving moral turpitude or are materially adverse to Broad Street, or (iv) has engaged in any transaction involving Broad Street from which the Fortress Director derived an improper personal benefit that was not disclosed to the Board prior to the authorization of such transaction if such disclosure is required pursuant to applicable corporate governance policies of Broad Street; provided, however, that, subject to the limitations set forth in Section 2.1(g), the Investor shall have the right to replace such resigning Fortress Director with a Replacement Fortress Director in accordance with Section 2.1(d).

(i) In addition to any vote or consent of the Board or the stockholders of Broad Street required by applicable Law or the Charter or Bylaws, and notwithstanding anything to the contrary in this Agreement, for so long as this Agreement is in effect, any action by the Board to increase the Total Number of Directors shall require the approval of the Fortress Director.

2.2 Committee Representation.

(a) For so long as any Fortress Director is serving as a Director pursuant to Section 2.1, upon the request of Fortress at any time and from time to time, Broad Street and the Board shall take all action necessary and appropriate to cause the Fortress Director to be a member of each committee of the Board as Fortress may request (subject to applicable independence and other requirements of the SEC or any national securities exchange or over-the-counter market on which the Common Stock is traded or quoted).

(b) Notwithstanding Section 2.2(a), any committee of the Board formed with authority and jurisdiction over the review or approval of transactions or other matters involving, in the reasonable judgment of the independent Directors (excluding, for this purpose, any Fortress Director), a conflict of interest between Broad Street or one or more of its Subsidiaries, on the one hand, and Fortress or any of its Affiliates, on the other hand, and which has powers limited exclusively to such review or approval need not include the Fortress Director.

2.3 Board Observer Rights. Throughout the Governance Rights Period, in addition to the Fortress Director, Broad Street will permit an individual designated in writing by Fortress from time to time (each, an “Observer”) to attend meetings of the Board or any committee thereof, in each case as a non-voting observer, and will give such individual notice of such meetings at the same time and in the same manner as notice to the Directors or other members thereof. Such Observer shall be entitled to concurrent receipt of any materials provided to the Board or any committee thereof; provided, however, that such Observer shall agree to hold in confidence and trust all information so provided; and provided further, that Broad Street reserves the right to withhold any materials and to exclude such Observer from any meeting or the relevant portions thereof to the extent that access to such materials or attendance at such meeting (i) could adversely affect the attorney-client privilege between Broad Street and its counsel or (ii) if such Observer has a conflict of interest with respect to a matter to be discussed at such meeting. As of the Closing Date, Fortress’ initial Observer is Eli Edwards.

2.4 Other Requirements. Notwithstanding anything to the contrary contained herein, (a) neither the Fortress Director nor any Observer shall receive any compensation from Broad Street in their capacities as such and (b) each Fortress Director and each Observer must be an employee of Fortress Investment Group LLC. Subject to the terms of this Agreement, it is acknowledged that the Fortress Director may serve on the board of directors of and in other roles with other companies.

2.5 Voting Agreement. Throughout the Governance Rights Period, each Insider Stockholder (solely in its capacity as a stockholder (including Beneficial Owner) of Broad Street) agrees to, and agrees to cause each of its Affiliates to, cause each Voting Security of Broad Street owned by it or any such Affiliate or over which it or any such Affiliate has voting control to be voted (including, if applicable, through the execution of one or more written consents if the stockholders of Broad Street are requested to vote through the execution of written consents in lieu of any such annual or special meeting of the stockholders of Broad Street), in favor of each Fortress Director nominated to serve on the Board. To the fullest extent permitted by Law, no Insider Stockholder shall directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Fortress, any other Investor Party or any Fortress Director being deprived of the rights contemplated by this Agreement.

Article III
RESERVED

Article IV
ADDITIONAL COVENANTS

4.1 Reserved.

4.2 Ownership Limits. Subject to the Board’s receipt of representation letters from the Investor Parties, the Board shall grant the Investor Parties an exemption from any restrictions on transfer and ownership of shares of capital stock of Broad Street set forth in the Charter (including in any future amendments thereof), to the extent necessary to permit the issuance of the shares of Common Stock pursuant to Sections 11.1(b) or 11.2 of the Joint Venture Agreement and Section 2.3.2(b) of the Mezzanine Loan Agreement (as defined in the Joint Venture Agreement) and upon exercise of the Warrants. At the request of Fortress, to the extent necessary to permit the transactions contemplated by the Preferred Equity Investment Agreement, the Joint Venture Agreement and the Mezzanine Loan Agreement, the Board shall take all action necessary to render inapplicable to the Investor Parties any “business combination,” “control share acquisition,” “fair price,” “moratorium” or other similar antitakeover statutes or regulations enacted under state or federal Laws in the United States that may be applicable to Broad Street or the Investor Parties from time to time.

4.3 Reserved.

4.4 Outside Activities of Broad Street. Without the Approval of Fortress, (a) Broad Street shall not, directly or indirectly, enter into or conduct any business other than in connection with the ownership, acquisition and disposition of OP Units and the management of the business of the Operating Partnership and such activities as are incidental thereto and (b) the Operating Partnership shall not, directly or indirectly, enter into or conduct any business other than as provided in Section 3.7 of the Joint Venture Agreement.

4.5 Jacoby Guarantees. Without the Approval of Fortress, Michael Jacoby shall not execute, or otherwise enter into or approve, any agreement whereby he guarantees either the payment of indebtedness incurred by any other Person who is not a Broad Street Party or the performance of any contractual obligations of any other Person who is not a Broad Street Party, except, in each case, any guarantees required by Governmental Authorities or any guarantees of personal debts of his immediate family members.

4.6 Section 16 Matters. If Broad Street becomes a party to a consolidation, merger or other similar transaction that may result in the Investor Parties, their respective Affiliates or the Fortress Director being deemed to have made an acquisition or disposition of equity securities of Broad Street or derivatives thereof for purposes of Section 16 of the Exchange Act, and if the Fortress Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (a) the Board or a committee thereof composed solely of two (2) or more “non-employee” directors as defined in Rule 16b-3 under the Exchange Act will pre-approve such acquisition or disposition of the equity securities of Broad Street or derivatives thereof for the express purpose of exempting the Investor Parties’, their respective Affiliates’ and the Fortress Director’s interests (for the Investor Parties or their respective Affiliates, to the extent such Persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder and (b) if the transaction involves (i) a merger or consolidation to which Broad Street is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (ii) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by the Investor Parties, their respective Affiliates or the Fortress Director of equity securities of such other issuer or derivatives thereof and (iii) an Affiliate or other designee of the Investor Parties or their respective Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which Broad Street is a party (or if the Investor Parties notify Broad Street of such service a reasonable time in advance of the closing of such transactions), Broad Street shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of the Investor Parties, their respective Affiliates and the Fortress Director (for the Investor Parties or their respective Affiliates, to the extent such Persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 thereunder.

Article V
GENERAL PROVISIONS

5.1 Termination. This Agreement shall terminate on the earlier to occur of (a) the expiration of the Governance Rights Period or (b) the delivery of a written notice by Fortress to Broad Street requesting that this Agreement terminate.

5.2 Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Broad Street:

Broad Street Realty, Inc.

7250 Woodmont Ave., Suite 350

Bethesda, Maryland 20814

Attention: Michael Z. Jacoby and Alexander Topchy

Email: mjacoby@broadstreetrealty.com;

atopchy@broadstreetrealty.com

with a copy (which shall not constitute notice) to:

Morrison & Foerster LLP
2100 L Street NW, Suite 900
Washington, DC 20037
Attention: David P. Slotkin and Andrew P. Campbell
Email: dslotkin@mofo.com;
andycampbell@mofo.com

If to Fortress:

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: David Moson

Email: dmoson@fortress.com

and to:

c/o Fortress Investment Group LLC

1345 Avenue of the Americas, 46th Floor

New York, New York 10105

Attention: General Counsel, Credit

Email: GC.credit@fortress.com

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
300 North LaSalle
Chicago, Illinois 60654
Attention: Daniel Perlman, P.C. and Rachel Brown, P.C.
Email: daniel.perlman@kirkland.com;
rachel.brown@kirkland.com

and to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, New York 10022
Attention: David Perechocky
Email: david.perechocky@kirkland.com

5.3 Amendment. Any amendment to this Agreement shall be effective only if such amendment is evidenced by a written instrument duly executed and delivered by each of Broad Street and Fortress; provided, that any amendment to Section 2.5 must also be executed and delivered by each of the Insider Stockholders and any amendment to Section 4.5 must be executed and delivered by Michael Jacoby.

5.4 Acknowledgement. Broad Street hereby acknowledges, confirms and agrees that as of the date hereof, (a) neither New Sub OP nor any other Broad Street Party may take any of the Major Actions without (in each instance) Approval of Fortress and (b) no Broad Street Party shall cause any Property Owner or any other Subsidiary to take any of the Major Actions without (in each instance) the Approval of Fortress, which Approval may be granted or withheld in the sole discretion of Fortress, none of which Major Actions shall be effective unless and until the Approval of Fortress has been obtained in accordance with Section 4.1(a) of the Joint Venture Agreement.

5.5 Waivers. No waiver of any breach of any term of this Agreement shall be effective unless made in writing signed by the party against whom enforcement of the waiver is sought, and no such waiver of any breach of that term or any other term of the same or different nature shall be construed as a waiver of any subsequent breach of that term of the same or different nature.

5.6 Further Assurances. The parties hereto will sign such further documents, cause such meetings to be held, resolutions passed, exercise their votes and do and perform and cause to be done such further acts and things necessary, proper or advisable in order to give full effect to this Agreement and every provision hereof. To the fullest extent permitted by Law, Broad Street shall not directly or indirectly take any action that is intended to, or would reasonably be expected to result in, Fortress or any other Investor Party being deprived of the rights contemplated by this Agreement.

5.7 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their respective successors and permitted assigns. This Agreement may not be assigned without the express prior written consent of each of Broad Street and Fortress, and any attempted assignment, without such consents, will be null and void; provided, however, that, without the prior written consent of Broad Street or any other party, Fortress may assign this Agreement to any other Investor Party that becomes a party hereto.

5.8 Third Parties. Except as provided for in Articles II, III and IV with respect to any Investor Party, this Agreement does not create any rights, claims or benefits inuring to any person that is not a party hereto nor create or establish any third party beneficiary hereto.

5.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any choice of law principles.

5.10 Jurisdiction. ANY ACTION ARISING OUT OF THIS AGREEMENT MUST BE COMMENCED BY BROAD STREET, FORTRESS OR ANY OTHER PARTY HERETO FIRST, IN THE COURT OF CHANCERY WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (AND ANY APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) AND TO THE EXTENT SUCH COURT OF CHANCERY (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY) LACKS JURISDICTION OVER THE MATTER, THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED WITHIN NEW CASTLE COUNTY IN THE STATE OF DELAWARE (OR APPELLATE COURT THEREOF LOCATED WITHIN SUCH COUNTY), AND EACH PARTY HEREBY CONSENTS TO THE EXCLUSIVE JURISDICTION OF THE ABOVE COURTS IN ANY SUCH ACTION AND TO THE LAYING OF VENUE IN THE STATE OF DELAWARE. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENCT FORUM. ANY PROCESS IN ANY SUCH ACTION SHALL BE DULY SERVED IF MAILED BY REGISTERED MAIL, POSTAGE PREPAID, TO THE PARTIES AT THEIR RESPECTIVE ADDRESS DESCRIBED IN SECTION 5.2 HEREOF.

5.11 Waiver of Jury Trial. EACH OF THE PARTIES HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, TRIAL BY JURY IN ANY ACTION ARISING OUT OF MATTERS RELATED TO THIS AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.

5.12 Specific Performance. Each party hereto acknowledges and agrees that in the event of any breach of this Agreement by any of them, the other parties hereto would be irreparably harmed and could not be made whole by monetary damages. Each party accordingly agrees to waive the defense in any action for specific performance that a remedy at Law would be adequate and agrees that the parties, in addition to any other remedy to which they may be entitled at Law or in equity, shall be entitled to seek specific performance of this Agreement without the posting of bond.

5.13 Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to the subject matter hereof. There are no agreements, representations, warranties, covenants or understandings with respect to the subject matter hereof or thereof other than those expressly set forth herein and therein. This Agreement supersedes all other prior agreements and understandings between the parties with respect to such subject matter. In the circumstance of a conflict between any term of this Agreement and the Charter, the Charter shall control.

5.14 Severability. If any provision of this Agreement, or the application of such provision to any Person or circumstance or in any jurisdiction, shall be held to be invalid or unenforceable to any extent, (a) the remainder of this Agreement shall not be affected thereby, and each other provision hereof shall be valid and enforceable to the fullest extent permitted by Law, (b) as to such Person or circumstance or in such jurisdiction such provision shall be reformed to be valid and enforceable to the fullest extent permitted by Law and (c) the application of such provision to other Persons or circumstances or in other jurisdictions shall not be affected thereby.

5.15 Table of Contents, Headings and Captions. The table of contents, headings, subheadings and captions contained in this Agreement are included for convenience of reference only, and in no way define, limit or describe the scope of this Agreement or the intent of any provision hereof.

5.16 Counterparts. This Agreement and any amendment hereto may be signed in any number of separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one Agreement (or amendment, as applicable).

5.17 No Recourse. This Agreement may only be enforced against, and any claims or cause of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no past, present or future Affiliate, director, officer, employee, incorporator, member, manager, partner, stockholder, agent, attorney or representative of any party hereto shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

BROAD STREET:

BROAD STREET REALTY, INC.,

By:	/s/ Michael Z. Jacoby
Name:	Michael Z. Jacoby
Title:	Chief Executive Officer

FORTRESS:

CF FLYER PE INVESTOR LLC

By:	/s/ Scott Desiderio
Name:	Scott Desiderio
Title:	Deputy Chief Financial Officer

[Signature Page to Governance Agreement]

Solely for purposes of Sections 2.5 and 4.5:

/s/ Michael Jacoby
Michael Jacoby

Solely for purposes of Section 2.5

/s/ Thomas Yockey
Thomas Yockey

[Signature Page to Governance Agreement]